UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported event): March 13, 2019

ZNERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55152	46-1845946
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

808A S. Huntington St.

Syracuse, IN 46567

 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (800) 931 - 5662

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01          Announcement of Project Completion.

Znergy, Inc. (“Znergy” or the "Company") announced it has completed the LED upgrade of the Anna Maria Community Center Lighting System. The conversion was completed ahead of projection. The annual utility cost savings are predicted to be approximately 65% at current utility rates. Reducing energy use is the quickest, safest and most cost-effective way to reduce the emission of greenhouse gases that accompanies the generation of electricity from fossil fuels. The conversion to LED lighting on this project reduces 190,591 kWh of energy use annually and is equivalent to the energy use of 115,952 gallons of gasoline each year.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements.  These forward-looking statements are subject to a number of risks, uncertainties and assumptions. Our actual results could differ materially from those predicted or implied.  Undue reliance should not be placed on the forward-looking statements in this Current Report on Form 8-K.  We assume no obligation to update such statistics or other forward-looking statements in light of new information or future events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZNERGY, INC.

Date: March 13, 2019	By:	/s/ Dave Baker
Dave Baker
Chief Executive Officer